Exhibit 99-77c

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
SPECIAL MEETING OF SHAREHOLDERS

A special meeting of shareholders of the Fund's Permanent Portfolio, Short-Term Treasury Portfolio, Versatile Bond Portfolio and Aggressive Growth Portfolio was held on December 15, 2015, and with respect to the Permanent Portfolio only, ultimately adjourned until January 21, 2016 (“Special Meeting”). The Special Meeting was held for shareholders to vote on the following proposals as applicable to each Portfolio:

1)	To approve a new investment advisory contract for each Portfolio.

2)	To make the following changes to the Permanent Portfolio:

	A)	To change the Portfolio’s classification under the Investment Company Act of 1940, as amended (“1940 Act”), from “diversified” to “non-diversified” and eliminate a fundamental policy limiting investments in the stock of any issuer (other than the U.S. government or one of its agencies or instrumentalities) to 5% of the Portfolio’s total assets;

	B)	To expand permitted investments under the Portfolio’s “aggressive growth stocks” investment category by eliminating the restriction that the Portfolio only invest in U.S. companies; and

	C)	To expand permitted investments under the Portfolio’s “dollar assets” investment category.

3)	To make the following changes to the Short-Term Treasury Portfolio:

	A)	To make the Portfolio’s investment objective non-fundamental; and

	B)	To approve the replacement of the Portfolio’s fundamental investment policy with a new non-fundamental investment policy.

4)	To make the following changes to the Aggressive Growth Portfolio:

	A)	To make the Portfolio’s investment objective non-fundamental; and

	B)	To approve the replacement of the Portfolio’s fundamental investment policy with a new non-fundamental investment policy.

5)	To eliminate for certain Portfolios the following investment policies that:

	A)	Limit investment in illiquid investments (Permanent Portfolio, Short-Term Treasury Portfolio and Aggressive Growth Portfolio);

	B)	Limit lending portfolio assets to affiliates, and affiliates purchasing portfolio shares (each Portfolio);

	C)	Limit investments in the stock of any issuer (other than the U.S. government or one of its agencies or instrumentalities) to 5% of total assets (Short-Term Treasury Portfolio, Versatile Bond Portfolio and Aggressive Growth Portfolio); and

	D)	Limit investments in the stock of any issuer (other than the U.S. government or one of its agencies or instrumentalities) to 10% of the issuer’s outstanding voting stock (each Portfolio).

6)	To approve a redomiciliation agreement for the Fund, pursuant to which each Portfolio will be redomiciled into a corresponding, identically-named, series of a newly established Delaware statutory trust.

7)	To elect directors to the Fund’s Board of Directors.

Continued on following page.

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
SPECIAL MEETING OF SHAREHOLDERS

A summary of the voting results is as follows:

		Short-Term	Versatile	Aggressive
	Permanent	Treasury	Bond	Growth
	Portfolio	Portfolio	Portfolio	Portfolio

1. To approve new investment advisory contract for the each Portfolio.

For	52,811,823	139,363	123,162	247,800
Against	2,566,994	16,152	1,586	16,109
Abstain	2,415,012	17,680	6,744	7,567
Broker non-votes	15,111,496	17,363	32,296	42,324

2. To make the following changes to the Permanent Portfolio:

(A) To change the Portfolio’s classification under the 1940 Act from “diversified” to “non-diversified” and eliminate a fundamental policy limiting investments in the stock of any issuer (other than the U.S. government or one of its agencies or instrumentalities) to 5% of the Portfolio’s total assets;

For	50,101,274	-	-	-
Against	5,448,160	-	-	-
Abstain	2,244,393	-	-	-
Broker non-votes	15,111,496	-	-	-

(B) To expand permitted investments under the Portfolio’s “aggressive growth stocks” investment category by eliminating the restriction that the Portfolio only invest in U.S. companies; and

For	51,906,918	-	-	-
Against	9,832,880	-	-	-
Abstain	2,054,028	-	-	-
Broker non-votes	15,111,496	-	-	-

(C) To expand permitted investments under the Portfolio’s “dollar assets” investment category.

For	50,716,881	-	-	-
Against	4,777,998	-	-	-
Abstain	2,298,948	-	-	-
Broker non-votes	15,111,496	-	-	-

Continued on following page.

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
SPECIAL MEETING OF SHAREHOLDERS

		Short-Term	Versatile	Aggressive
	Permanent	Treasury	Bond	Growth
	Portfolio	Portfolio	Portfolio	Portfolio

3. To make the following changes to the Short-Term Treasury Portfolio:

(A) To make the Portfolio’s investment objective non-fundamental; and
For	-	134,302	-	-
Against	-	23,717	-	-
Abstain	-	15,177	-	-
Broker non-votes	-	17,363	-	-

(B) To approve the replacement of the Portfolio’s fundamental investment policy with a new non-fundamental investment policy.
For	-	133,194	-	-
Against	-	23,806	-	-
Abstain	-	16,195	-	-
Broker non-votes	-	17,363	-	-

4. To make the following changes to the Aggressive Growth Portfolio:

(A) To make the Portfolio’s investment objective non-fundamental; and
For	-	-	-	239,851
Against	-	-	-	21,332
Abstain	-	-	-	10,292
Broker non-votes	-	-	-	42,324

(B) To approve the replacement of the Portfolio’s fundamental investment policy with a new non-fundamental investment policy.
For	-	-	-	239,948
Against	-	-	-	19,322
Abstain	-	-	-	10,279
Broker non-votes	-	-	-	42,324

Continued on following page.

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
SPECIAL MEETING OF SHAREHOLDERS

		Short-Term	Versatile	Aggressive
	Permanent	Treasury	Bond	Growth
	Portfolio	Portfolio	Portfolio	Portfolio

5. To eliminate for certain Portfolios the following investment policies that:

(A) Limit investment in illiquid investments;
For	48,872,825	132,928	-	239,317
Against	6,545,291	20,003	-	23,541
Abstain	2,375,709	20,264	-	8,620
Broker non-votes	15,111,496	17,363	-	42,324

(B) Limit lending portfolio assets to affiliates, and affiliates purchasing portfolio shares;
For	48,862,734	136,463	122,405	237,062
Against	6,575,477	20,123	1,954	26,466
Abstain	2,355,613	16,609	7,133	7,947
Broker non-votes	15,111,496	17,363	32,296	42,324

(C) Limit investments in the stock of any issuer (other than the U.S. government or one of its agencies or instrumentalities) to 5% of total assets; and
For	-	132,301	122,238	242,573
Against	-	20,570	2,165	20,574
Abstain	-	20,323	7,089	8,330
Broker non-votes	-	17,363	32,296	42,324

(D) Limit investments in the stock of any issuer (other than the U.S. government or one of its agencies or instrumentalities) to 10% of the issuer’s outstanding voting stock.
For	49,928,027	132,937	122,238	243,965
Against	5,518,914	19,934	2,165	19,148
Abstain	2,345,883	20,323	7,089	8,364
Broker non-votes	15,111,496	17,363	32,296	42,324

Continued on following page.

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
SPECIAL MEETING OF SHAREHOLDERS

		Short-Term	Versatile	Aggressive
	Permanent	Treasury	Bond	Growth
	Portfolio	Portfolio	Portfolio	Portfolio

6. To approve a redomiciliation agreement for the Fund, pursuant to which each Portfolio will be redomiciled into a corresponding, identically-named, series of a newly established Delaware statutory trust.

For	51,308,380	141,091	122,607	248,094
Against	4,240,623	16,141	1,586	15,656
Abstain	2,244,822	15,963	7,297	7,727
Broker non-votes	15,111,496	17,363	32,296	42,324

7. To elect directors to the Fund’s Board of Directors.

David P. Bergland
For	65,016,245	166,258	157,757	298,513
Withhold	7,889,081	24,300	6,032	15,287
Hugh A Butler
For	66,603,339	168,316	157,757	298,859
Withhold	6,301,987	22,241	6,032	14,941
Michael J. Cuggino
For	66,723,382	168,886	157,757	299,510
Withhold	6,181,949	21,672	6,032	14,291
Roger Doebke
For	65,521,479	168,158	158,153	298,681
Withhold	6,383,849	22,400	6,032	15,119

Each of the proposals received the required majority of votes and was adopted. No other proposals were voted on at the Special Meeting.

The Fund expects that each Portfolio will be redomiciled into a corresponding, identically-named, series of the Permanent Portfolio Family of Funds, a Delaware statutory trust, on or about May 27, 2016.

Proxy solicitation expenses in connection with the Special Meeting were borne on behalf of the Fund by Pacific Heights.